Exhibit 10.11

MASTER SUPPLY AGREEMENT BETWEEN

L-3 COMMUNICATIONS CORPORATION

AND ENGILITY CORPORATION

This MASTER SUPPLY AGREEMENT (“Agreement”) is made by and between L-3 Communications Corporation, a Delaware corporation with its principal office located at 600 Third Avenue, New York, New York, 10016 (“Buyer”) and Engility Corporation , a Delaware corporation with its principal office located at                             (“Seller”) (collectively the “Parties”).

WHEREAS, Buyer and Seller have entered into a Distribution Agreement, dated July     , 2012 (“Distribution Agreement”), pursuant to which Buyer agrees to spinoff a portion of its businesses to Seller; and

WHEREAS, Buyer and Seller desire to have Seller provide certain goods and services to Buyer pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the Parties hereby agree as follows:

1.0 DEFINITIONS

a. Buyer – means L-3 Communications Corporation and its affiliates, as applicable.

b. Effective Date – means the date this Agreement becomes fully binding and enforceable and shall be the same as the EffectiveTime.

c. Existing Work – means agreements for the sale of goods and services between Buyer and Seller that exist as of the Effective Date and which are set forth in Appendix A hereto (including any post-acceptance, contractual obligations/rights arising from such agreements). The agreements for Existing Work are in the form of L-3 inter-divisional work authorizations (“IDWA”), general ledger transfer arrangements, GSA schedule orders, and purchase orders or subcontracts between Buyer and Seller.

d. Inter-Divisional Work Authorizations (“IDWA”) – means an agreement between Buyer and Seller covering the sale of goods and/or services which, generally, details the scope, pricing and other terms and conditions of such agreement.

e. New Work – means any contemplated agreement for the sale of goods and services between Buyer and Seller which is not a part of the Existing Work and which is a Teaming Commitment.

f. Seller – means Engility Corporation and its affiliates, as applicable.

g. Teaming Agreement – means the agreement, substantially in the form of Appendix D hereto, which provides, in part, a binding commitment between Buyer and Seller to either, exclusively or non-exclusively, pursue the capture of certain programs contemplated to be awarded by Buyer’s customers.

h. Teaming Commitment – means each of the business pursuits expressly set forth in Appendix C hereto, wherein the parties have agreed to enter, or have entered into, either an exclusive or non-exclusive teaming agreement (such exclusivity is as set forth within Appendix C) wherein the Parties have agreed to work together to capture a program/contract award from Buyer’s customer(s).

2.0 GOODS AND SERVICES

2.1. General. Subject to the terms and conditions of this Agreement, Buyer and Seller agree to the sale of goods and services for Existing Work and New Work and to enter into certain Teaming Commitments.

2.2. Terms and Conditions for Existing Work.

a. Within 30 days after the Effective Date, or such other period of time as the Parties may otherwise agree in writing, Buyer shall issue to Seller a purchase order, or an amendment thereto, for each of the Existing Work as set forth in Appendix A. The terms and conditions of such purchase order shall be based on: (i) the terms and conditions contained in the IDWA or other agreement for Existing Work between the Parties as of the Effective Time, (ii) the terms and conditions required to be flowed down from Buyer’s prime contract, and (iii) this Agreement and any other terms and conditions mutually agreed to by the Parties. In the event the Parties do not agree on such other terms and conditions referred to in clause (iii) of the preceding sentence, the terms and conditions contained in the General Terms and Conditions of Purchase attached as Appendix B hereto will apply. The terms and conditions of Article 2.2 a (i) and 2.2 a (ii) above shall take precedence over the terms set forth in Appendix B.

b. In the event the U.S. Government is required to approve or consent to, and the U.S. Government does not approve or consent to, a second tier subcontract for Existing Work, there will be no further liability to the Buyer with respect to the Existing Work covered by the Government decision. Should this occur, the Parties agree to provide, in good faith, any required support.

c. The pricing for Existing Work shall be in accordance with paragraph 2.2 (a) above, the Federal Acquisition Regulations and any other applicable laws or regulations. [RESERVED TO ADDRESS BURDENS]

2.3. Terms and Conditions for New Work.

a. Buyer shall issue to Seller a purchase order for any New Work. The terms and conditions for New Work will be based on: (i) terms and conditions contained in a Teaming Agreement, if any, with respect to such New Work; (ii) the terms and conditions agreed to be flowed down from Buyer’s prime contracts; (iii) this Agreement and any other terms and conditions mutually agreed to by the Parties; and (iv) in the event the Parties do not agree on such other terms and conditions referred to in Article 2.3 a (iii), the terms and conditions contained in the General Terms and Conditions of Purchase, attached as Appendix B hereto. The terms and conditions pursuant to Articles 2.3 a (i) and 2.3 a (ii) above shall take precedence over the terms set forth in Appendix B.

b. In the event the U.S. Government is required to approve and consent to, and the U.S. Government does not approve or consent to, a second tier subcontract for New Work, there will be no liability to the Buyer with respect to the New Work covered by such Government decision. Should this occur, the Parties agree to provide any required good faith support. [RESERVED TO ADDRESS BURDENS]

c. The pricing for New Work shall be in accordance with paragraph 2.3 (a) above, the Federal Acquisition Regulations and any other applicable laws or regulations.

2.4 Terms and Condition for Teaming Commitments.

a. Where the Parties have entered into a Teaming Agreement for a Teaming Commitment, the terms and conditions of such agreement shall govern the Teaming Commitment. With respect to all other Teaming Commitments, Buyer and Seller shall enter into a Teaming Agreement, substantially in the form of Appendix D within 30 days of the Effective Date, or such other period of time as the Parties may otherwise agree in writing. Such Teaming Agreements shall be either non-exclusive or exclusive, as expressly set forth in Appendix C hereto.

3.0 TERM AND TERMINATION

3.1. This Agreement shall commence as of the Effective Date, and shall continue to be in effect until terminated as follows:

a. With respect to any New Work or any Existing Work, upon completion of the Parties’ respective obligations arising under the applicable purchase order;

b. With respect to a Teaming Agreement, in accordance with its terms;

c. With respect to the entire Agreement, on the last of the following to occur:

(i) completion of all of the Existing Work, New Work, the expiration of all Teaming Agreements, or five years from the Effective Date.

3.2. This Agreement may be terminated in part for Cause with respect to any portion of the Existing Work, New Work, Teaming Commitment or Teaming Agreement by either Party by written notice to the other Party. For purposes of this Article 3.2, “Cause” shall mean:

(i) A breach by the other party of any material covenant or agreement contained in this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach; or

(ii) Any of the following:

(a) The filing of a voluntary petition in bankruptcy, insolvency, winding up, liquidation of, or other similar proceeding relating to the other Party;

(b) The appointment of a trustee, liquidator, custodian or similar person in a proceeding referred to in 3.2 (ii)(a), which appointment has not been set aside or stayed within sixty (60) days of such appointment;

(c) The making by a court having jurisdiction of an order winding up or otherwise confirming the bankruptcy or insolvency of the other Party, which order has not been set aside or stayed within sixty (60) days; or

(d) A breach by the other Party of any material provision contained in any purchase order or Teaming Agreement issued pursuant to this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach.

4.0 CONFIDENTIALITY

The Parties hereby incorporate by reference Section XX of the Distribution Agreement and agree that any confidential information of either Party used in connection with this Agreement shall be deemed to be Information under that Section XX, and shall be subject to the terms thereof. Seller and Buyer shall be bound by the terms of Section XX to the same extent as if those terms were set out herein in full. The Parties further agree to be bound by any additional non-disclosure or confidentiality agreements entered into between them in the future relating to purchase orders or agreements arising under this Agreement, and agree that confidential information of either Party used in connection with this Agreement shall be subject to the terms thereof.

5.0 LIMITATION OF LIABILITY

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE DISTRIBUTION AGREEMENT OR WITH RESPECT TO A BREACH OF ARTICLE 4 CONFIDENTIALITY OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL (INCLUDING PUNITIVE), INDIRECT, RELIANCE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFITS OR LOSS OF USE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, ARISING OUT OF OR RELATED TO THE PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANYTHING DONE IN CONNECTION THEREWITH. THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER THE PARTY AGAINST WHOM LIABILITY IS ASSERTED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6.0 OUTSTANDING BIDS

In the event that, as of the Effective Date, the Seller has furnished any proposals to Buyer, Seller agrees that if such proposal is later accepted by Buyer, Seller will honor such proposal in accordance with its terms and the terms of this Agreement.

7.0 COMMUNICATIONS

7.1. Management Team. The relationship between the Parties under this Agreement shall be monitored and reviewed by a management team of senior managers representing each Party who shall meet as necessary at mutually agreed dates and times. The agenda for such meetings will address the following and other appropriate items:

a. Status of ongoing production or service activities arising from this Agreement;

b. Seller capacity changes and plans in connection with its obligations under this Agreement;

c. Seller technology developments and plans in connection with the products supplied and services performed pursuant to this Agreement; and

d. Issues and action items.

7.2. Liaison. For and on behalf of each Party, the persons designated in Article 7.3 shall have respective liaison and general administration of the Agreement for such Party.

7.3. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing or by written telecommunication and shall be deemed to have been duly given when received if in writing and delivered personally or by receipt confirmed overnight delivery service or certified mail or, to the extent that receipt is confirmed, when received by facsimile or other electronic transmission as follows:

a. If to Buyer:

L-3 Communications Corporation

600 3rd Avenue

New York, NY 10016

Attn: Steve Post

Senior Vice President General Counsel & Corporate Secretary

b. If to Seller:

Engility Corporation

[Insert address]

Attn: Tom Miiller

Senior Vice President, General Counsel, & Corporate Secretary

8.0 GOVERNING LAW

This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of New York, without regard to the conflicts of laws provisions thereof. The Parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transaction Act both of which are not applicable to this Agreement. The Parties agree that the exclusive venue for any action related to the dispute or interpretation of this Agreement shall be in the State or Federal courts located in New York County (Manhattan), New York, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such action and waives any objection it may now or hereafter have to venue or personal jurisdiction in each such court. THE PARTIES HEREBY WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

9.0 GENERAL PROVISIONS

9.1. Entire Agreement. This Agreement, including Appendices and the Distribution Agreement (including the other agreements attached as exhibits thereto) constitute the entire understanding between the Parties relating to the subject matter hereof and supersede all previous communications, representations, or agreements, either oral or written, with respect to the subject matter hereof, and no representation or statements of any kind made by any representative of Seller or Buyer which are not stated in this Agreement, shall be binding on Seller or Buyer.

9.2. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent any provision of this Agreement is determined to be prohibited or unenforceable, Seller and Buyer agree to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

9.3. Independent Contractors. The Parties hereto shall act in all matters pertaining to this Agreement as independent contractors and nothing contained herein and no action taken with respect to the provisions hereof shall constitute one Party to be the agent, partner or joint venturer of any other Party for any purpose whatsoever.

9.4. Amendments. This Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the Parties hereto.

9.5. Waivers. A waiver of breach, delay or failure to take action with respect to any previous default or failure by a Party to fulfill its obligations under this Agreement shall not be deemed to constitute a waiver of any other or subsequent default or failure by such Party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

9.6. Headings and Defined Terms. The article headings and section captions of this Agreement are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof. Capitalized terms not otherwise defined herein will have the meanings provided in the Distribution Agreement.

9.7. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any part.

9.8. Survival. The terms and conditions of this Agreement which, when by their natural application operate after the termination or expiration hereof, shall survive any such expiration or termination.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

L-3 COMMUNICATIONS CORPORATION

By:
Name:
Title:

Dated:

ENGILITY CORPORATION

By:
Name:
Title:

Dated:

Appendix A

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 Systems Company (to GSES)	LSC-GSES-ADM-001	SETAB	10/1/2008	9/30/2010	Domestic	USA	US ARMY	IDIQ

L-3 Systems Company (to GSES)	S08037	SETAB	10/1/2008	9/30/2010	Domestic	USA	US ARMY	IDIQ

L-3 Systems Company (to GSES)	LSC-CRC-ADMIN-01	SETAC	4/24/2002	9/30/2008	Domestic	USA	US ARMY	IDIQ

L-3 Systems Company (to GSES)	LSC-CRC-02-0001	SETAC	4/24/2002	9/30/2008	Domestic	USA	US ARMY	IDIQ

L-3 Systems Company (to GSES)	LSC-SYC-02-0001	SETAC	4/24/2002	9/30/2008	Domestic	USA	US ARMY	IDIQ

L-3 Systems Company (to GSES)	LSC-SYT-02-0001	SETAC	4/24/2002	9/30/2008	Domestic	USA	US ARMY	IDIQ

L-3 Communication Systems West (to MPRI)	014261S	10-070 MAZINT SUPT CON’T	7/24/2010	10/5/2011	Domestic	USA	L-3 * MPRI-01	CPFF

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
Link Simulation & Training (to C2S2)	Not assigned yet	OMNIBUS Contract (STOC II). This a Multiple Award vehicle with requirements released as required by the customer. We do not currently have any delivery orders under this IDIQ contract where C2S2 is a subcontractor to us (IDWA).	10/1/2009	9/30/2018	Domestic	USA	PEO-STRI	Multiple

L-3/D.P. Associates Inc.(to C2S2)	5017-16	A/C Structures Training (Welding Instruction)	12/15/2008	12/15/2012	Domestic	US	NAVAIR	CPFF

Coleman Aerospace (to GSES)	2010-0908	Air Launch Hit to Kill	9/9/2010	4/30/2012	Domestic	USA	AFRL	T&M / CPFF

Link Simulation & Training (to GSES)	Not assigned yet	OMNIBUS Contract (STOC II). This a Multiple Award vehicle with requirements released as required by the customer. We do not currently have any delivery orders under this IDIQ contract where GSES is a subcontractor to us (IDWA).	10/1/2009	9/30/2018	Domestic	USA	PEO-STRI	Multiple

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
Link Simulation & Training (to MPRI)	Not assigned yet	OMNIBUS Contract (STOC II). This a Multiple Award vehicle with requirements released as required by the customer. We do not currently have any delivery orders under this IDIQ contract where MPRI is a subcontractor to us (IDWA).	10/1/2009	9/30/2018	Domestic	USA	PEO-STRI	Multiple

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 MID (To C2S2)	4200243824	FY11 E-18 Emergency Support	10/18/2011	28-Dec-11	Domestic	USA	USAF/AFMC	CPFF

L-3 MID (To C2S2)	4500614153	Rivet Joint Datalink Modernization	3/16/2010	2-Jan-12	Domestic	USA	USAF/AFMC	CPFF

L-3/IS - PID (to C2S2)	4900041736	Compass Call	3/24/2011	3/23/2012	Domestic	USA	USAF	FFP

L-3/IS - PID (to C2S2)	4900043436	Compass Call	6/2/2011	2/2/2012	Domestic	USA	USAF	CPFF

L-3 TCS (to GSES)	Purchase Order #11SH0167 under Subcontract SL07065	505th Task (providing trainers to AFSOC)	11/26/2007	9/25/2012	Domestic	USA	USAF	T&M

L-3 Vertex Systems Field Support (To GSES)	L-3 Vertex P.O. # 4500431316	Contract Field Support (CFS)	8/15/2008	8/14/2013	Domestic	USA	ACC/A30, Ryan Center Occupants	FFP

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 Comm UK (to C2S2)	L-3 UK #	MTWS	4/4/2011	3/31/2012	International	UK	SCS and MOD	FFP

L-3 STRATIS (to C2S2)	2011-I-4-0011	Joint Deployable Intelligence Support Systems (JDISS) IV	12/1/2011	11/14/2012	Domestic	USA	Office of Naval Intelligence	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO 4Y01	Seaport-e: Aircraft Launch & Recovery Equipment (ALRE) Programmatic Services	1/22/2007	12/31/2011	Domestic	USA	NAVAIR Aircraft Division Lakehurst	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO 7N01	Seaport-e: Local Area Network (LAN) Move Support	9/25/2007	11/30/2011	Domestic	USA	SPAWAR Systems Center, Pacific	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO 7N02	Seaport-e: Software Integration	9/25/2007	4/13/2012	Domestic	USA	SPAWAR Systems Center, Pacific	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO EE01	Seaport-e: Program And Technical Support For The Don T2 Program Office	8/2/2010	8/14/2014	Domestic	USA	Office of Naval Research	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO HR14	Seaport-e: Support To The Landing Craft, Air Cushion Technical Support Activity	2/27/2009	2/17/2012	Domestic	USA	NSWC, PANAMA CITY	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO HR15	Seaport-e: Support To The Landing Craft, Air Cushion Technical Support Activity	5/7/2011	5/6/2012	Domestic	USA	NSWC, PANAMA CITY	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO HR16	Seaport-e: Technoogy Refress And Life Cycle Engineering Support	8/19/2011	8/18/2016	Domestic	USA	NSWC, PANAMA CITY	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO HR17	Seaport-e: Technology Refresh And Life Cycle Engineering Support	8/19/2011	8/21/2014	Domestic	USA	NSWC, PANAMA CITY	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO HR18	Seaport-e: Technology Refresh And Life Cycle Engineering Support	10/31/2011	10/30/2014	Domestic	USA	NSWC, PANAMA CITY	CPFF

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 STRATIS (to C2S2)	2011-I-4-0001 TO M801	Seaport-e: System Integration, Production And Logistics Support	6/26/2006	2/29/2012	Domestic	USA	NAVAIR Aircraft Division, Pax River	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO M802	Seaport-e: Support Services	3/1/2007	2/28/2012	Domestic	USA	NAVAIR Aircraft Division, Pax River	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO M803	Seaport-e: Joint Precision Approach And Landing Systems (JPALS) Dev/Demo, Navy Unmanned Combat Aerial Sys, & Automated Aerial Refueling Support	5/29/2007	5/14/2012	Domestic	USA	NAVAIR Aircraft Division, Pax River	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO M804	Seaport-e: Support Services For Naval Aircrafts	3/10/2008	3/9/2013	Domestic	USA	NAVAIR Aircraft Division, Pax River	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO M805	Seaport-e: Support Services	12/16/2009	1/3/2015	Domestic	USA	NAVAIR Aircraft Division, Pax River	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO M806	Seaport-e: Support Services For Naval Aircrafts	3/10/2011	3/9/2013	Domestic	USA	NAVAIR Aircraft Division, Pax River	CPFF

L-3 STRATIS (to C2S2)	2011-I-4-0001 TO NW01	Seaport-e: War-Gaming Technical Support Services	2/1/2007	1/31/2012	Domestic	USA	FISC San Diego, Reigional Contracts Department	CPFF

L-3 CS-W/E&TS (to GSES)	180731S	JRDC	8/27/2011	1/31/12 (extendable to 2016)	Domestic	USA	MDA	CPAF

L-3 CS-W/E&TS (to GSES)	980735S	JRDC	12/3/2009	1/31/12 (extendable to 2016)	Domestic	USA	MDA	CPAF

L-3 CS-W/E&TS (to GSES)	080727s.ET. (PO#180707s)	BD & Mktg. Supt.	1/1/2011	12/31/2011	Domestic	USA	E&TS	CR

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 CS-W/E&TS (to GSES)	080728s.ET (PO#180707s)	Publications	1/1/2011	12/31/2011	Domestic	USA	E&TS	CR

L-3 STRATIS (to GSES)	2011-I-4-0003 TO EH01	Seaport-e: Support Services For Foreign Military Sales And Counter-Narcotics Boat And Craft Programs	5/4/2007	5/3/2012	Domestic	USA	Naval Sea Systems Command (NAVSEA)	CPFF

L-3 STRATIS (to MPRI)	2011-I-4-0007 TO 2	United States Air Force Europe- Advisory and Assistance Services (A&AS) II	7/2/2011	5/31/2012	International	Germany	United States Air Force Europe	T&M

L-3 STRATIS (to MPRI)	2011-I-4-0006 TO 21	United States Air Force Europe- Advisory and Assistance Services (A&AS) II	7/2/2011	5/31/2012	International	Germany	United States Air Force Europe	T&M

L-3 STRATIS (to MPRI)	ALLIANT1.005	Global Command and Control System (GCSS) Army	8/20/2010	8/15/2019	Domestic	USA	GSA	T&M

L-3 STRATIS (to MPRI)	ALLIANT1.006	Aeronautical Systems Center (ASC/XRA) - Simulation & Analysis Facility O&M And Event Support	2/1/2011	1/31/2012	Domestic	USA	GSA	T&M

L-3 STRATIS (to MPRI)	2011-I-4-0004 TO FG03	Support Services	2/1/2011	1/31/2012	Domestic	USA	NSWC, INDIAN HEAD DIVISION	FFP

L-3 STRATIS (to ENGILITY)	SubK Agreement in process	Seaport-e: NAVEODTECHDIV Support TO FG01	6/3/2008	12/31/2012	Domestic	USA	Naval Sea Systems Command (NAVSEA)	CPFF

L-3 STRATIS (to C2S2)	N/A	Veteran Benefits Management System Phase 3 Development (ENCORE II)	5/22/2012	3/31/2014	Domestic	USA	SPAWAR	CPFF

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 STRATIS (to C2S2)	N/A	NASA HQ Logistics Support Services MOBIS Schedule GS-10F-0188M; TO # NNH08CD81D	8/18/2008	8/30/2013	Domestic	USA	GSA	FFP/T&M

L-3 STRATIS (to C2S2)	N/A	Alliant: W52P1J-10-F-0009, Network Infrastructure Team Spt-Afghanistan	1/26/2010	2/28/2013	Domestic	USA	Army - Rock Island, IL	FFP

L-3 STRATIS (to C2S2)	N/A	IT Property Management and Inventory Support GSA IT Schedule GS-35F-5396H; DO GS09Q08DN0171	9/29/2008	9/29/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111211600	10/1/2011	2/10/2013	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111212886	1/1/2012	5/18/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111212887	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111213139	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111213157	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111213158	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111213160	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111213161	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 STRATIS (to C2S2)	N/A	New York Health & Hospital Corp Infrastructure Support GSA IT Schedule GS-35F-5396H; DO 1-0111213162	12/1/2011	6/30/2012	Unknown	Unknown	GSA	Unknown

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 STRATIS (to GSES)	N/A	GSA Schedule GS-35F-5396H; DO N10PD40259	3/15/2010	3/14/2015	Domestic	USA	GSA	FFP

L-3 STRATIS (to GSES)	2011-I-4-003	Seaport-e: PMS 325F - Spt for FMS and Counter-Narcotics Boats and Crafts Program	5/4/2007	5/3/12 (ordering period); 12/31/12 (Performance Period)	Domestic	USA	NAVSEA	CPFF

L-3 STRATIS (to GSES)	800949300.700.S3.42	Publication of JWIST Training Manuals per contract requirements	12/31/2010	12/31/2012	Domestic	USA	SPAWAR	CP

L-3 STRATIS (to GSES)	143080	ANSWER Langley AFB IT Services	4/1/2009	3/31/2014	Domestic	USA	GSA	T&M

L-3 STRATIS (to GSES)	ALLIANT1.0002	Regional Automation Support Center (RASC)	7/4/2010	6/3/2015	Domestic	USA	GSA	T&M

L-3 STRATIS (to MPRI)	ALLIANT1.0004	Program Mgmt & Acquisition Mgmt for SEC-LEE	8/20/2010	8/19/2015	Domestic	USA	GSA	T&M

L-3 GSS (formerly ISU) (to C2S2)	MOU dated 2/10	SPAWAR Infrastructure Protection Solutions (ISP)	5/2/2012	3/31/2017	Domestic	US	SPAWAR	IDIQ

L-3 STRATIS (to C2S2)	TA # 2011-TA-4-0410	Rapid Operational Multi-INT Omnibus (ROMO)	4/16/2012	4/15/2020	Domestic	US	NRO	IDIQ

L-3 STRATIS (to GS&ES)	PO POMCE0006	Translation Services (TVCS)	5/31/2012	8/31/2012	Domestic	US	Marine Corps	FFP

L-3 STRATIS (to GS&ES)	TBD	CIO-SP 3	5/22/2012	5/22/2022	Domestic	US	NIH	IDIQ

L-3 STRATIS (to MPRI)	TBD	CIO-SP 3	5/22/2012	5/22/2022	Domestic	US	NIH	IDIQ

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
None Identified for L-3 As Buyer

L-3 Division	IDWA#	Program Name	Start Date	End Date	Internat’l/ Domestic	Country	Customer	Contract Type
L-3 ESSCO (to C2S2)	PO 043362	ERV	6/24/2011	12/22/2011	Domestic	USA	TCS is our customer, US Northcom is the end-user and materials are provided by L-3 C2S2	FFP

L-3 ESSCO (to C2S2)	PO 045789	ERV	9/30/2011	3/27/2012	Domestic	USA	TCS is our customer, US Northcom is the end-user and materials are provided by L-3 C2S2	FFP

Appendix B

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

This document, together with the attachments appended hereto constitutes the Terms and Conditions for the Subcontract between the parties, and acceptance is strictly limited to the terms and conditions contained herein. Additional or differing terms, conditions or limitations of liability proposed by Seller, whether in a quote, acceptance or delivery document shall have no effect unless accepted in writing by Buyer. Agreement by Seller to furnish the goods or services to these terms and conditions, or Seller’s commencement of such performance or acceptance of payment shall constitute acceptance by Seller of these Terms and Conditions.

1. Definitions

Words, as employed in this Agreement, shall have their normally accepted meanings. The following terms shall have the described meaning:

(a)	“Buyer” shall mean the party identified as the Buyer in this Subcontract.

(b)	“Subcontract” shall mean the Purchase Order, Subcontract, or Contract, these General Terms and Conditions, and any special conditions appended hereto or documents incorporated herein.

(c)	“Goods” shall mean those Goods identified in this Subcontract, which may be changed, from time to time by the mutual written agreement of the parties.

(d)	“Services” shall mean those Services identified in this Subcontract, which may be changed, from time to time by the mutual written agreement of the parties.

(e)	“Seller” shall mean the party identified as the Seller in this Subcontract.

(f)	“Franchise Distributor” shall mean a Distributor with which the Original Component Manufacturer (OCM) or the Original Equipment Manufacturer (OEM) has a contractual agreement to buy, stock, re-package, sell, and/or distribute its products lines.

(g)	“Independent Distributor (Broker)” shall mean a Distributor that purchases parts with the intention to sell or redistribute them.

2. Price

The prices established by this Subcontract are firm fixed prices unless otherwise stated in the Subcontract.

3. Schedule and Delivery; Notice of Delay

Seller shall strictly adhere to all Subcontract schedules. Time is and shall remain of the essence in the performance of this Subcontract. Seller shall notify Buyer in writing immediately of any actual or potential delay to the performance of this Subcontract. Such notice shall include a revised schedule and shall not constitute a waiver to Buyer’s rights and remedies hereunder.

4. New Materials; Packaging and Shipping

(a) All goods to be delivered hereunder shall consist of new materials;

(b) Seller shall prepare and package the goods to prevent damage or deterioration and shall use best commercial practice for packing and packaging of items to be delivered under this Subcontract, unless otherwise specified in the Subcontract;

(c) Unless otherwise stated in the Subcontract, F.O.B. point shall be Destination (Incoterms 2010 DDP for International transactions);

(d) For Subcontractors, Contract Manufacturers, OEM’s and Franchised Distributors - Only new and authentic materials are to be used in products delivered to Buyer. No counterfeit or suspect counterfeit parts (See 16b for a definition of Counterfeit Items) are to be contained within the delivered product. Parts shall be purchased directly from the OCMs/OEMs, or through the OCM/OEMs Franchised Distributor. Documentation must be available that authenticates traceability to the applicable OCM/OEM. Independent Distributors (Brokers) shall not be used without written consent from Buyer.

(e) For Independent Distributors - Independent Distributor’s procedures shall meet the requirements of IDEA-STD-1010 & SAE AS5553 and have a Quality Management System certified to AS9120:2002. The original manufacturers Certificate of Conformance (C of C) and all traceability documentation shall be included with each shipment of parts. It shall include the manufacturer’s name, part number, date codes, lot codes, serializations, and / or any other batch identifications. Seller is to contact Buyer in the event that the original OEM/OCM C of C and traceability documentation is not available. Inspections and tests required are as noted on the Subcontract. All inspecting and testing shall be performed to the original manufacturer’s specifications and parameters. Recorded evidence of all testing performed shall be included with each shipment. If suspect/counterfeit parts are furnished under this Subcontract and are found in any of the Goods delivered hereunder, such items will be impounded by Buyer. The Seller shall promptly replace such suspect/counterfeit parts with parts acceptable to the Buyer and the Seller shall be liable for all costs relating to the removal and replacement of said parts as specified in the Subcontract requirements or Distributor’s insurance policies. All occurrences of suspect and/or counterfeit parts will be immediately reported to the Buyer. Buyer reserves all contractual rights and remedies to address grievances and detrimental impacts caused by suspect/counterfeit parts.”

5. Inspection and Acceptance

(a) Buyer’s final acceptance of Goods or Services is subject to Buyer’s inspection within sixty (60) days after receipt at Buyer’s facility or such other place as may be designated by Buyer, notwithstanding any payment or prior test or inspection.

(b) Seller and its suppliers shall establish and maintain a quality control and inspection program as specified in the Subcontract. Subject to applicable national security regulations, Buyer and Buyer’s representatives shall have the right of access, on a non-interference basis, to any area of Seller’s or Seller’s supply chain sub-tier premises where any part of the work is being performed. Seller shall flow this requirement down to its sub tier supply chain suppliers as a condition of this Subcontract. Seller

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

shall, without additional costs to Buyer, provide all reasonable in-plant accommodations, facilities, and assistance for the safety and convenience of the Buyer and the Buyer’s representatives in the performance of their duties.

(c) Seller shall keep and maintain inspection, test and related records, which shall be available to Buyer or Buyer’s representative. Seller shall allow copies to be made and shall furnish all information required by the Buyer or Buyer’s representative.

6. Rejection

If Seller delivers non-conforming Goods or Services, Buyer may, at its option and Seller’s expense: (i) return the Goods for refund or credit; (ii) require Seller to promptly correct or replace the Goods or Services; (iii) correct the nonconformance; or (iv) obtain conforming Goods or Services from another source. Buyer shall specify the reason for any return or rejection of nonconforming Goods or Services and/or shall describe the action taken. Seller shall be liable for any increase in costs, including procurement costs attributable to Buyer’s rejection of the non-conforming Goods or Services. If Buyer determines or has reason to believe that Goods provided contain suspect and/or counterfeit parts, Buyer shall provide Seller the appropriate notice, impound the suspect/counterfeit parts, and report all occurrences to ERAI and GIDEP.

7. Invoices

(a) Invoices may be mailed when Goods are shipped, but the time for payment shall not commence until Buyer’s actual or scheduled receipt, whichever is later, of items at their destination or upon satisfactory completion of Services.

(b) Buyer shall promptly pay Seller the amount due within 45 days, except if identified elsewhere in the Subcontract, unless the invoiced amount is in dispute. Buyer may withhold payment for shortages and/or non-conforming Goods or Services. Buyer may entertain discounts on Goods for expedited payments.

8. Changes

(a) By written order, Buyer may from time to time direct changes for: (i) technical requirements; (ii) shipment or packing methods; (iii) place of delivery, inspection or acceptance; (iv) reasonable adjustments in quantities, delivery schedules or both; (v) amount of Buyer–furnished property; (vi) time of performance; (vii) place of performance; and, (viii) terms and conditions of this contract required to meet Buyer’s obligations under Government prime contract or subcontract.

(b) If any such change causes an increase or decrease in the price or in the time required for its performance, Seller shall promptly notify Buyer thereof and assert its claim for equitable adjustment within thirty (30) days after the change is ordered, and an equitable adjustment shall be made. However, nothing in this provision shall excuse Seller from proceeding immediately with the directed change(s). Changes shall not be binding upon Buyer except when specifically confirmed in a written Subcontract or Change Order.

9. Force Majeure

The following events, and only the following events, shall constitute force majeure under this Subcontract: (a) acts of God or of a public enemy; (b) acts of Government; (c) fires; (d) floods; (e) epidemics; (f) quarantine restrictions; (g) strikes; (h) freight embargoes; and, (i) unusually severe weather. In each case, the failure to perform must be entirely beyond the control and without the fault or negligence of the Seller. Each party shall give the other immediate notice of any event that such party claims is a Force Majeure Condition that would prevent the party from performing its obligations hereunder, and of the cessation of the condition. A party’s notice under this Section shall include the party’s good faith estimate of the likely duration of the Force Majeure Condition.

10. Termination for Convenience

(a) Buyer may, by notice in writing, direct Seller to terminate work under this Subcontract , solely to the extend such work is terminated by Buyer’s customer, and such termination shall not constitute default. In such event, Buyer shall have all rights and obligations accruing to it either at law or in equity, including Buyer’s rights to title and possession of the goods and materials paid for. Buyer may take immediate possession of all work so performed upon notice of termination.

(b) Seller shall immediately stop work and limit costs incurred on the terminated work.

(c) If such termination is for the convenience of the Buyer, Buyer, after deducting any amount(s) previously paid, shall reimburse Seller for the actual, reasonable, substantiated and allowable costs with the total amount to be paid by the Buyer being determined by negotiation.

11. Termination for Default

(a) Buyer may, by written Notice of Default to Seller, terminate this Subcontract in whole or in part if the Seller fails to: (i) deliver the Goods or to perform the Services within the time specified in this Subcontract or any extension; (ii) make progress, so as to endanger performance of this Subcontract; or, (iii) perform any of the other material provisions of this Subcontract, provided, however, in the event of either (ii) or (iii) Buyer has provided Seller with prior written notice of the failure and a reasonable opportunity to cure.

(b) Buyer may require Seller to transfer title and deliver to Buyer, in the manner and to the extent directed by Buyer, any partially completed Goods and raw material, parts, tools, dies, jigs, fixtures, plans, drawings, Services, information and contract rights (Materials) as Seller has produced or acquired for the performance of this Subcontract, including the assignment to Buyer of Seller’s subcontracts. Seller further agrees to protect and preserve property in the possession of Seller in which Buyer has an interest. Payment for completed Goods delivered to and accepted by Buyer shall be at the Subcontract price. Payment for unfinished Goods or Services, which have been delivered to and accepted by Buyer and for the protection and preservation of property, shall be at a price determined in the same manner as provided in the Termination for Convenience provision hereof except that Seller shall not be entitled to profit. Buyer may withhold from Seller monies otherwise due Seller for completed Goods and/or Materials in such amounts as Buyer determines necessary to protect Buyer against loss due to outstanding liens or claims against said Goods and Materials.

(c) Seller shall promptly notify Buyer if Seller is the subject of any petition in bankruptcy. In the event of Seller’s bankruptcy, Buyer may require Seller to post such financial assurance, as Buyer, in its sole discretion, deems necessary. Failure to post such financial assurance upon ten (10) days written notice shall

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

constitute a default under this Subcontract. The rights and remedies of Buyer in this clause are in addition to any other rights and remedies provided by law or under this Subcontract.

12. Compliance with Laws

(a) The parties shall comply with all applicable provisions of Federal, state, and local laws; ordinances and all lawful orders; rules, regulations. FAA, DOT and other transportation regulations and Hazard Communication Standards promulgated pursuant to the Occupational Health and Safety Act.

(b) The parties shall control the dissemination of and access to technical data, information and other items received under this Subcontract in accordance with U.S. export control laws and regulations.

(c) Export Control and Compliance.

If this order involves the delivery of products, software, technical data or services (which includes design, assembly, testing, repair, maintenance or modification to Buyer products or technologies) subject to United States export control laws and regulations Seller shall comply with all applicable U.S. export and re-export control laws and regulations and any local government export regulations.

(1)	ITAR Control and Compliance – Companies engaged in exporting or manufacturing (whether exporting or not) of defense articles or furnishing defense services are required to register with the Department of State, Directorate of Defense Trade Controls (“DDTC”) in accordance with ITAR 22 C.F.R. 122 . Seller, by its offer and/or acceptance of this order, represents that it is registered with the DDTC. Proof of such registration will be promptly provided to Buyer upon request.

(2)	Non-U.S. Companies – Non-U.S. companies shall be registered as required under its local government export regulations. Canadian companies must be registered by the Canadian Federal or Provincial government authorities.

(3)	Seller shall maintain it’s registration throughout the complete period of performance of this order, including any warranty period, and shall immediately notify Buyer in the event that any such registration and/or other required authorization is revoked, expired or invalidated for any reason.

(4)	Seller’s failure to comply with the entirety of this Article shall be cause for default.

(d) Seller shall: (i) comply with the requirements of the Foreign Corrupt Practices Act, as amended, (FCPA) (15 U.S.C. §§78dd-1, et. seq.), regardless of whether Seller is within the jurisdiction of the United States; (ii) neither directly nor indirectly, pay, offer, give, or promise to pay or give, any portion of monies or anything of value received from Buyer to a non-U.S. public official or any person in violation of the FCPA and/or in violation of any applicable country laws relating to anti-corruption or anti-bribery; and, (iii) Seller hereby agrees not to interact with any government official, political party or public international organization on behalf of Buyer without the prior written permission of the Buyer’s Procurement Representative.

13. Standards of Business Ethics and Conduct

The Parties will conduct its business fairly, impartially, and in an ethical and proper manner. The Parties shall not engage in any personal, business or investment activity that may be defined as a conflict of interest, whether real or perceived. If a Party has cause to believe that the other Party or any employee or agent of the Party has behaved improperly or unethically under this contract, the Party is encouraged to exert reasonable effort to report such behavior when warranted.

14. Intellectual Property

(a) If this Subcontract is issued to support a prime contract between the Buyer and an agency of the United States Government and wherein said prime contract includes either FAR 52.227-13 or DFAR 252.227-7038 (hereinafter, “Government Prime Contract”), then:

(1)	Buyer and Seller agree that the resulting order will comply with the policies and procedures established by FAR 27.304-3(c) and agree that the resulting order shall include provisions consistent with the above referenced FAR or DFAR provisions relating to patent rights in inventions. Both parties further agree to comply with all other applicable government procurement regulations dealing with subcontractor rights in technical data, subject inventions, copyrights, software, and other intellectual property, including DFARS 252.227-7013 and DFARS 252.227-7014. Seller agrees to convey rights in software and data to the U.S. Government consistent with such applicable government procurement regulations; and

(2)	Seller agrees to grant to Buyer and to Buyer’s subcontractors and customers a limited, non-exclusive, non-transferable, paid-up worldwide license to use any and all intellectual property (whether domestic or foreign), including patents, copyrights, industrial designs and/or mask works owned or controlled by Seller at any time or licensed to Seller, provided such a sublicense does not conflict with any provisions of the license to the Seller (hereinafter, the “Seller’s Intellectual Property”) for the sole purpose of fulfilling Buyer’s obligations under the Government Prime Contract.

(b) If this Subcontract is issued for any purpose other than to support a Government Prime Contract, then:

(1)	Any work, writing, idea, discovery, improvement, invention (whether patentable or not) trade secret or intellectual property of any kind first made or conceived by Seller in the performance of this Subcontract or which is derived from the use of information supplied by Buyer (hereinafter, the “Foreground Intellectual Property”) shall be the property of the Buyer. Seller shall disclose promptly all such Foreground Intellectual Property to Buyer, and shall execute all necessary documents to perfect Buyer’s title thereto and to obtain and maintain effective protection thereof. Any work produced under this Subcontract is to be deemed a work-for-hire to the extent permitted by law, and, to the extent not so permitted, shall be assigned to, and shall be, the exclusive property of, the Buyer; and

(2)	Seller hereby grants to Buyer, and to Buyer’s subcontractors and customers, in connection with the use, offer for sale, or sale of products provided to or work being performed for Buyer, an irrevocable, non-exclusive, paid-up, worldwide license under any and all Seller’s Intellectual Property; and

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

(3)	Seller hereby grants to Buyer, and to Buyer’s subcontractors and customers, a perpetual, non-exclusive, paid-up, worldwide license to reproduce, distribute copies of, perform publicly, display publicly, or make derivative works from any software included in or provided with Goods or Services under this Subcontract (hereinafter, the “Software Documentation”) as reasonably required by Buyer in connection with Buyer’s testing or use of the Good or Service; and

(4)	Notwithstanding anything in the foregoing to the contrary, Seller shall in no way be restricted with regard to the use or disclosure of any information, designs or data which originated with Seller and Seller shall have the right (including necessary rights under any patents or copyrights assigned to Buyer) to use, disclose and authorize others to use and disclose any such information, designs, and data which originated with it provided that no Proprietary Information received from Buyer is used or disclosed.

15. Proprietary Information and Rights

a) Subject to 15(d) and Article 14, Intellectual Property, the Parties shall only share Proprietary Information under a particular Purchase Order pursuant to an existing Proprietary Information Agreement (PIA) [Ref: Insert PIA#];

(b) Unless otherwise agreed to in a subsequent writing or expressly set forth in this Subcontract and subject to Article 15d, all specifications, information, data, drawings, software and other items supplied to Buyer shall be disclosed to Buyer without any restrictive rights on a non-proprietary basis;

(c) Unless otherwise agreed to in a subsequent writing or expressly set forth in this Subcontract and subject to Article 15d, all specifications, information, data, drawings, software and other items which are: (i) supplied to Seller by Buyer; or, (ii) paid for by Buyer during the performance of this Subcontract shall be treated as proprietary to Buyer and shall not be disclosed to any third party without Buyer’s express written consent. Seller agrees not to use any such furnished information except to perform this Subcontract; and,

(d) Applicable U.S. Government Procurement Regulations incorporated into this Subcontract shall take precedence over any conflicting provision of this Article 15 to the extent that such Regulations so require. The incorporation by reference of such U.S. Government Regulations dealing with Seller’s rights in Technical Data, subject inventions, copyrights, software and similar intellectual property are not intended to, and shall not, unless otherwise required by applicable law, obviate or modify any greater rights which Seller may have previously granted to Buyer pursuant to prior agreements between the parties.

16. Goods Warranty

(a) Seller warrants the Goods delivered pursuant to this Subcontract, unless specifically stated otherwise in this Subcontract, shall (i) be new; (ii) be and only contain materials obtained directly from the OEM or an authorized OEM reseller or distributor (Note - Independent Distributors (Brokers) shall not be used by Seller without written consent from Buyer); (iii) not be or contain Counterfeit Items; (iv) contain only authentic, unaltered OEM labels and other markings; (v) have documentation made available upon request that authenticates traceability to the applicable OEM; and (vi) be free from defects in workmanship, materials, and design and be in accordance with all the requirements of this Subcontract. Seller further warrants that the performance of work and services shall conform with the requirements of this Subcontract. These warranties shall survive inspection, test, final acceptance and payment of Goods and Services;

(b) For purposes of this Section 16 Warranty, and Article 6 – Rejection, a “Counterfeit Item” is defined to include, but is not limited to, (i) an item that is an illegal or unauthorized copy or substitute of an OEM item; (ii) an item that does not contain the proper external or internal materials or components required by the OEM or that is not constructed in accordance with OEM specification; (iii) an item or component thereof that is used, refurbished or reclaimed but the Seller represents as being a new item; (iv) an item that has not successfully passed all OEM required testing, verification, screening and quality control but that Seller represents as having met or passed such requirements; or (v) an item with a label or other marking intended, or reasonably likely, to mislead a reasonable person into believing a non-OEM item is a genuine OEM item when it is not;

(c) Seller warrants that any hardware, software, and firmware Goods delivered under this Subcontract to the extent reasonably possible: (i) do not contain any viruses, malicious code, Trojan horse, worm, time bomb, self-help code, back door, or other software code or routine designed to (a) damage, destroy, or alter any software or hardware; (b) reveal, damage, destroy, or alter any data; (c) disable any computer program automatically; or (d) permit unauthorized access to any software or hardware; and (ii) do not contain any 3rd party software (including software that may be considered free software or open source software) that (a) may require any software to be published, accessed or otherwise made available without the consent of Buyer or (b) may require distribution, copying or modification of any software free of charge;

(d)	This warranty shall cover a period 12 months following delivery; and,

(e)	Remedies shall be at Buyer’s election, including those specified in Article 6 herein.

17. Services Warranty

Unless stated otherwise in the documents accompanying these terms and conditions, Seller shall warrant all Services against defects in performance for a period of one year following delivery. If this Subcontract includes the provision of Services, Seller warrants that it has and will maintain sufficient trained personnel to promptly and efficiently execute the Services contemplated under this Subcontract. Seller further warrants that the Services shall be performed to at least the standard of performance reasonably expected of similar service providers in Buyer’s geographic region.

18. International Transactions

(a) Payment will be in United States dollars unless otherwise agreed to by specific reference in this Subcontract.

(b) When Buyer has identified an offset obligation directly related to the performance of this Subcontract in its solicitation or in relation to any properly enacted modification, and Seller’s performance of this Subcontract generates offset credits which Buyer could use to satisfy that identified offset obligation, then Buyer shall have the right to such Seller offset credits. The Buyer shall have no rights to any other offset credits that may

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

be generated by the Seller in connection with this Subcontract. The Seller agrees to provide all reasonably necessary information in such form as may be required to enable Buyer to obtain the aforementioned offset credits.

19. Indemnification

(a) Seller agrees to indemnify and save Buyer harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, caused solely by the negligence or willful misconduct of Seller, its agents, employees or Seller’s affiliates in connection with Seller’s work under this Contract.

Buyer agrees to indemnify and save Seller harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, caused solely by the negligence or willful misconduct of Buyer, its agents or employees in connection with Seller’s work under this Contract.

If the negligence or willful misconduct of both Seller and Buyer (or a person identified above for whom each is liable) is the sole cause of such damage or injury, the loss, cost or expenses shall be shared between Seller and Buyer in proportion to their relative degrees of negligence or willful misconduct and the right of indemnity shall apply for such proportion.

(b) Should Buyer’s use, or use by its distributors, subcontractors or customers, of any Goods or Services purchased from Seller be enjoined, be threatened by injunction, or be the subject of any legal proceeding, Seller shall, at its sole cost and expense, either: (i) substitute fully equivalent non-infringing Goods or Services; (ii) modify the Goods or Services so that they no longer infringe but remain fully equivalent in functionality; (iii) obtain for Buyer, its distributors, subcontractors or customers the right to continue using the Goods or Services; or, (iv) if none of the foregoing is possible, refund all amounts paid for the infringing Goods or Services.

(c) Seller shall without limitation as to time, defend, indemnify and hold Buyer harmless from all liens which may be asserted against property covered hereunder, including without limitation mechanic’s liens or claims arising under Worker’s Compensation or Occupational Disease laws and from all claims for injury to persons or property arising out of or related to such property unless the same are caused solely and directly by Buyer’s negligence.

20. Buyer’s Property

(a) All drawings, tools jigs, dies, fixtures, materials, and other property supplied or paid for by Buyer shall be and remain the property of Buyer; and if Seller fails to return such property upon Buyer’s demand, Buyer shall have the right, upon reasonable notice, to enter Seller’s premises and remove any such property at any time without being liable for trespasses or damages of any sort.

(b) All such items shall be used only in the performance of work under this Subcontract unless Buyer consents otherwise in writing.

(c) Seller shall have the obligation to maintain any and all property furnished by Buyer to Seller and all property to which Buyer acquires an interest by this Subcontract and shall be responsible for all loss or damage to said property except for normal wear and tear.

(d) Upon request, Seller shall provide Buyer with adequate proof of insurance against such risk of loss or damage.

(e) Seller shall clearly mark, maintain an inventory, and keep segregated or identifiable all of Buyer’s property.

21. Insurance

If this Subcontract is for the performance of Services on Buyer’s premises, or, Seller utilizes their own vehicles to deliver Goods to Buyer’s facility, Seller shall maintain the following insurance in at least the minimum amounts stated herein.

Seller shall also maintain, and Seller shall cause its subcontractors to maintain, such general liability, property damage, employers’ liability, and worker’s compensation insurance, professional errors and omissions insurance, motor vehicle liability (personal injury and property damage) insurance and aviation liability as are maintained in their normal and ordinary course of business. Upon request by the Buyer, Seller shall provided certificates of insurance evidencing limits of not less than the following:

1.	Commercial General Liability $5,000,000 combined single limit per occurrence (including products/completed operations and contractual liability coverage)

2.	Workers’ Compensation Statutory for the jurisdiction where the work is to be performed, including Federal Acts if applicable Employers’ Liability, $1,000,000 each person/accident. In states where Workers’ Compensation insurance is a monopolistic state-run system (e.g., Ohio, Washington, North Dakota, and Wyoming), Seller shall add Stop Gap Employers Liability with limits not less than $500,000 each accident or disease. To the extent that any work to be performed is subject to the Jones Act, the Longshore and Harbor Workers Compensation Act, or the Defense Base Act, the Workers’ Compensation policy must be endorsed to cover such liability under such Act.

3.	Automobile Liability $5,000,000 combined single limit per accident

Some or all of the following additional insurance coverages may be required, depending upon the nature of the work to be performed by the Subcontractor. Final determinations of insurance coverage requirements will be made based on the Subcontract’s statement of work.

If Applicable:

A.	Professional Liability $5,000,000 per claim

1.	Internet Liability and Network Protection (Cyberrisk) insurance with limits of at least $2,500,000 each claim or wrongful act.

2.	Media Liability insurance with limits of at least $2,500,000 each claim or wrongful act.

B.	Aviation Liability including products $50,000,000 per occurrence (including aircraft products and completed operations and War, Hijacking and other perils (AVN 52D)

C.	Hangarkeepers’ Liability $50,000,000 per occurrence

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

D.	All Risk Property Insurance Replacement Value (covering property of Buyer or Buyer’s customer in the care, custody or control of Seller and include Buyer as Loss Payee.

E.	Fidelity or Crime insurance covering employee dishonesty, including but not limited to dishonest acts of Seller , its employees, agents, subcontractors and anyone under Seller’s supervision or control. The Seller shall be liable for money, securities or other property of Buyer. Seller shall include a client coverage endorsement written for limits of at least $1,000,000 and shall include Buyer as Loss Payee.

F.	Environmental Insurance (Contractor’s Pollution Liability) with limits of at least $5,000,000 each occurrence, claim, or wrongful act and $10,000,000 aggregate. The policy must include Buyer, its Affiliates, and their directors, officers, and employees as Additional Named Insureds. Seller shall provide a copy of the Additional Insured endorsement to Buyer. If required within the scope of Seller’s work to be performed, the insurance required herein cannot exclude coverage for bodily injury, property damage, pollution or environmental harm resulting from or arising out of the work to be performed, asbestos, lead or silica-related claims, claims arising out of microbial matter or bacteria, testing, monitoring, measuring operations or laboratory analyses, or liability arising out of the operation of a treatment facility. The policy must contain a separation of insureds clause. If a motor vehicle is used in connection with the work to be performed, the Business Automobile Liability policy will include coverage at least as broad as Insurance Services Office (ISO) CA 99 48 and be endorsed to include Motor Carrier Act endorsement MCS 90.

G.	Pollution Legal Liability with limits of at least $3,000,000 each occurrence, claim, or wrongful act and $6,000,000 aggregate

The above limits may be satisfied by any combination of both primary and excess limits. Seller shall arrange a waiver of subrogation for the above and with the exception of 2., B., C.,. shall name Buyer as an additional insured under each of the above policies and shall provide to Buyer, within fifteen (15) days of Buyer issuance of this subcontract, a Certificate of Insurance evidencing compliance with this section.

22. Release Of Information

Seller shall not publish any information developed under this Subcontract, nor disclose, confirm, or deny any details about the existence or subject matter of this Subcontract, or use Buyer’s name in connection with Seller’s sales promotion or publicity without prior written approval of the Buyer.

23. Disputes

The provisions of this Subcontract shall be interpreted in accordance with the laws of the State of New York without resort to said state’s Conflict of Law rule, and in accordance with its fair meaning and not strictly against either party. Pending final resolution of a dispute hereunder, Seller shall proceed diligently with the performance of this Subcontract and in accordance with all the Terms and Conditions contained herein and with the Buyer’s direction thereof. Buyer and Seller shall each bear its own costs of processing any dispute hereunder. In no event shall the Seller acquire any direct claim or direct course of action against the United States Government.

24. Assignments and Subcontracting

(a) Neither this Subcontract nor any interest herein nor claim hereunder may be transferred, novated, assigned or delegated by Seller; nor may all or substantially all of this Subcontract be further subcontracted by Seller without the prior written consent of Buyer. Lack of consent shall not be deemed as a waiver or otherwise relieve Seller of its obligations to comply fully with the requirements hereof.

(b) Notwithstanding the above, Seller may, without Buyer’s consent, assign moneys due or to become due hereunder provided Buyer continues to have the right to exercise any and all of its rights hereunder, settle any and all claims arising out of, and enter into amendments to the Subcontract without notice to or consent of the assignee. Buyer shall be given prompt notice of any assignment. Amounts so assigned shall continue to be subject to any of Buyer’s rights to set-off or recoupment under this Subcontract or at law.

(c) Either Party may assign this Subcontract to any successor in interest.

25. Government Contracts

For each Subcontract awarded in support of and charged to a U.S. Government Contract, Supplement 1 – U.S. Government Contract Provisions from the Federal Acquisition Regulation (FAR) [Buyer’s Form CC009] and Supplement 2 – U.S. Government Contract Provisions from the Defense Federal Acquisition Regulation [Buyer’s Form CC010] shall apply along with any other applicable flow-downs required by the Federal Acquisition Regulation (FAR) or the Defense Federal Acquisition Regulation Supplement (DFARS) or any other Federally published Supplement. All such appended FAR, DFARS, or other clauses are incorporated by reference as if set forth at length herein. The Seller shall ensure that all such applicable flow-down clauses are included in each lower tier subcontract with Seller’s suppliers.

26. Order of Precedence

In the event of a conflict between these Terms and Conditions and other portions of the Subcontract, the order of precedence shall be: (a) any typed provisions on the face of Buyer’s Subcontract specifically modifying the terms of this Subcontract; (b) the terms and conditions set forth in that certain Master Supply Agreement executed between Buyer and Seller; (c) these Terms and Conditions; and, (d) any other provisions set forth in the Buyer’s Subcontracts including any terms and conditions stated or referenced therein.

27. Independent Contractor Status

Seller is, and shall remain, an independent contractor during the performance of this Subcontract.

28. Communication with Buyer’s Customer

Buyer shall be solely responsible for any and all communication with Buyer’s customer regarding this or any related Subcontract.

29. Survivability

All of the provisions of this Subcontract shall survive the termination (whether for convenience or default), suspension or

GENERAL TERMS AND CONDITIONS

For Supply & Services Subcontracts

completion of this Subcontract unless they are clearly intended to apply only during the term of this Subcontract.

30. Audit Rights

Buyer reserves the right, to the extent required by applicable law or regulation to have U.S. Government representative audit Seller’s records to assure compliance with the terms of this Subcontract. Seller shall make available all data reasonably requested by Buyer.

31. Taxes

Unless this Subcontract specifies otherwise, the price of this Subcontract includes, and Seller is liable for and shall pay, all taxes, impositions, charges and exactions imposed on or measured by this Subcontract except for applicable sales and use taxes that are separately stated on Seller’s invoice. Prices shall not include any taxes, impositions, charges or exactions for which Buyer has furnished a valid exemption certificate or other evidence of exemption.

32. Electronic Transmissions

(a) The parties agree that if this Subcontract is transmitted electronically, neither party shall contest its validity, or any acknowledgment thereof, on the basis that this Subcontract or acknowledgment contains an electronic signature.

(b) Seller shall, at Buyer’s request and Seller’s expense, send and receive business transactions by electronic means using Web-based technologies. Such Web-based technologies for electronic transmissions may include a) email and (b) the Internet directly between Buyer and Seller.

33. Standards on Slavery and Human Trafficking in the Supply Chain

(a)	Suppliers – Pursuant to the California Transparency in Supply Chains Act and consistent with our commitment to excellence and corporate social responsibility, Buyer supports the eradication of human trafficking and slavery in supply chains around the world, including in our own. Buyer sets forth the following Company Standards that its suppliers must meet in order to do business with Buyer:

•	Suppliers that provide goods or services to Buyer shall operate in full compliance with the laws of their respective countries and with all other applicable laws, rules and regulations.

•	Suppliers shall employ only workers who meet the applicable minimum legal age requirement for employment in the country or countries in which they are doing business.

•	Suppliers shall not employ any prison, indentured or forced labor.

•	Suppliers must comply with all applicable laws, regulations and industry standards on working hours and working conditions.

•

Suppliers must certify that materials incorporated into goods provided to Buyer comply with the laws regarding slavery and human trafficking of the country or countries in which they are doing business.

(b)	As a condition of doing business with Buyer, our suppliers must comply with these Company Standards. Buyer will continue to develop monitoring systems to assess and ensure compliance. If Buyer determines that a supplier has violated these Standards, Buyer may, in its discretion, either terminate the business relationship and/or require the supplier to implement a corrective action plan as a condition of future business.

34. LIMITATION OF LIABILITY

IN NO EVENT SHALL SELLER BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES, OR ANY DAMAGE DEEMED TO BE OF AN INDIRECT OR CONSEQUENTIAL NATURE ARISING OUT OF OR RELATED TO ITS PERFORMANCE UNDER THE CONTRACT, WHETHER BASED UPON BREACH OF CONTRACT, WARRANTY, NEGLIGENCE AND WHETHER GROUNDED IN TORT, CONTRACT, CIVIL LAW OR OTHER THEORIES OF LIABILITY, INCLUDING STRICT LIABILITY. TO THE EXTENT THAT THIS LIMITATION OF LIABILITY CONFLICTS WITH ANY OTHER PROVISION(S) OF THIS CONTRACT, SAID PROVISION(S) SHALL BE REGARDED AS AMENDED TO WHATEVER EXTENT REQUIRED TO MAKE SUCH PROVISION(S) CONSISTENT WITH THIS PROVISION. IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY OF SELLER OR ITS SUBCONTRACTORS OR SUPPLIERS OF ANY TIER WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE FOR THE PERFORMANCE OR BREACH OF THE CONTRACT OR ANYTHING DONE IN CONNECTION THEREWITH EXCEED THE CONTRACT PRICE. NOTWITHSTANDING ANYTHING ELSE IN THE CONTRACT TO THE CONTRARY, THE STATED MONETARY LIMITATION HEREINABOVE IS THE MAXIMUM LIABILITY SELLER HAS TO THE BUYER.